UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Form 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2005

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-28217	59-3218138
(Commission file number)	(IRS Employer Identification Number)

3950 Dow Road, Melbourne, Florida 32934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 984-1990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2005, the Registrant entered into a new financing arrangement with Laurus Master Fund, Ltd. (“Laurus”) involving the secured borrowing of up to $7.0 million outstanding at any one time, subject to availability under a borrowing base formula. The facility is evidenced by the issuance of certain convertible notes and common stock purchase warrants to Laurus as described in more detail herein. At closing, proceeds of $6 million were paid to the Registrant representing initial borrowings under the facility. In connection with this arrangement, the Registrant and Laurus entered into a Security Agreement and certain related agreements described below.

The facility involves:

•	The issuance at closing of a $4.0 million minimum borrowing note, which matures on November 8, 2008. The minimum borrowing note is convertible at any time into shares of common stock of the Registrant at an initial conversion price of $1.326 per share, subject to certain adjustments in the event of certain future dilutive issuances of stock. As and to the extent amounts are converted under this note, additional amounts are available for borrowing under the revolving note described below, subject to the borrowing base formula. The minimum borrowing note bears interest, payable on a monthly basis, at an annual rate (adjusted each month) equal to the greater of (i) the “prime rate” published in The Wall Street Journal from time to time plus 2% or (ii) 6%, except that the rate will be decreased by 2% (or 200 basis points) for every incremental 25% increase in the closing price of the Registrant’s common stock over the conversion price then in effect under the minimum borrowing note. The interest rate reduction referred to above will only take effect during such time as the registration statement that the Registrant is required to file under the Registration Rights Agreement (described below) is effective. Upon notice to Laurus, the Registrant may redeem principal amounts outstanding under the minimum borrowing note by paying to Laurus 120% of such principal amount, plus accrued and unpaid interest and other amounts due to Laurus at the time.

•	The issuance at closing of a revolving note under which $7.0 million or, if less, a formula amount (based on eligible inventory and accounts receivable of the Registrant), outstanding at any time is available for borrowing under a revolving credit facility. The facility matures on November 8, 2008. Principal amounts outstanding under the revolving note may be converted, at Laurus’ option, into shares of common stock of the Registrant at a conversion price of $3.789 per share. Amounts outstanding under the revolving note bear interest, payable on a monthly basis, at an annual rate (adjusted each month) equal to the greater of (i) the “prime rate” plus 2% or (ii) 6%, subject to incremental reduction similar to that described above for the minimum borrowing note in the event that the market value of the Registrant’s common stock exceeds the conversion price of the revolving note. Amounts outstanding in excess of the formula amount must be immediately repaid and bear interest at a rate of 1.5% per month until paid. Laurus has agreed to make a loan in excess of the formula amount and to waive this provision until April 30, 2006. In addition, the formula amount otherwise applicable to the loans has been increased by $2 million through April 30, 2006, with that incremental increase to be repaid in monthly installments thereafter over the remaining term of the note.

The terms of the Laurus facility are governed by a Security Agreement, dated as of the closing, between the Registrant and Laurus. Under the Security Agreement, each of the minimum borrowing note and the revolving note are secured by a first priority security interest in all of the Registrants property and assets with the exception of its intellectual property. The Security Agreement also defines certain events that will constitute events of default under the Laurus notes, including the Registrant’s failure to make payments under the notes when due or to comply with its obligations under its agreements with Laurus. Following the occurrence and during the continuance of an event of default, the notes would bear interest at a rate of 1.5% per month, and Laurus will have the option to require the Registrant to make a default payment of 112% of the principal balance of the notes, plus accrued and unpaid interest and other amounts outstanding.

At the closing, the Registrant also issued common stock purchase warrants to Laurus representing the right to purchase up to 964,187 shares of the Registrant’s common stock at a per share exercise price of $1.452, exercisable on any date before the seventh anniversary of the date of issuance.

The Registrant and Laurus entered into a Registration Rights Agreement at the closing, in which the Registrant has agreed to register for resale the shares of the Registrant’s common stock that Laurus may receive upon conversion of the minimum borrowing note and upon exercise of the warrants. The shares underlying the revolving note will not be covered by the registration statement. The Registrant has agreed to file the registration statement within 30 days of the closing, and to cause it to become effective within 90 days of the closing.

The closing of the facility with Laurus required the consent of the Registrant’s existing senior secured lenders, SCP Private Equity Partners II, L.P. and TECORE, Inc., who hold the senior secured convertible notes issued by the Registrant on August 13, 2003 under a Securities Purchase Agreement and related agreements. In addition to giving their consent to the facility, SCP and TECORE have agreed with Laurus to subordinate their security interest in the Registrants’ assets (other than their security interest in the Registrant’s intellectual property) under the August 2003 senior convertible notes to Laurus’s security interest under the Security Agreement. In connection with entering into the Laurus facility, the Registrant also executed an amendment to the Securities Purchase Agreement with SCP and TECORE to provide for a cross-default under that agreement in the event that an event of default occurs under the Laurus facility.

The Registrant will use the proceeds from the financing, after paying the fees and expenses associated with the transaction: (i) to repay $2 million of the aggregate principal amount outstanding under TECORE’s senior secured convertible note, issued in August 2003; and (ii) for general corporate purposes. After fees and expenses, the Registrant expects proceeds to the company at closing (before repayment of a portion of TECORE’s note as described above) to be approximately $5.5 million.

In consideration of SCP’s consent to the Laurus transaction (and its agreement to subordinate its security interest as described above), the Registrant agreed to issue a warrant to SCP to purchase 100,000 shares of common stock at an exercise price of $1.35 per share. The SCP warrant is exercisable beginning 181 days following the closing date and expires on November 8, 2011. The Company has agreed to register upon demand the shares issued upon exercise of these warrants under the terms of the Registrant’s existing registration rights agreement with SCP and the other shareholders named therein.

On April 23, 2004, in connection with a sale of common stock to a number of institutional accredited investors at that time, the Registrant issued certain warrants to purchase up to 315,531 shares of common stock (in the aggregate) at a purchase price of $13.20 per share (the “2004 Warrants”). The form of 2004 Warrants was filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed April 26, 2004. The 2004 Warrants, which are exercisable at any time through October 21, 2009, contain certain anti-dilution adjustments in the event that the Registrant issues shares of its common stock at a price below the initial exercise price of those warrants. As a result of the new financing, the exercise price of the 2004 Warrants has been adjusted to $1.326 per share.

The Security Agreement is filed as Exhibit 10.1 to this report. The Minimum Borrowing Note and the Revolving Note are filed as Exhibits 10.2 and 10.3, respectively, to this report. The waiver letter from Laurus to the Registrant is filed as Exhibit 10.4 to this report, the Warrant as Exhibit 10.5 to this report, and the Registration Rights Agreement as Exhibit 10.6 to this report. The Subordination Agreement among Laurus, TECORE and SCP is filed as Exhibit 10.7, and the amendment to the Securities Purchase Agreement from 2003 with SCP and TECORE is filed as Exhibit 10.8. The warrant issued to SCP is filed as Exhibit 10.9. The summaries of each of these agreements above are qualified in their entirety by reference to the agreements attached to this report. A press release dated November 8, 2005 announcing this event is attached as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this report relating to the $4 million minimum borrowing note and the initial $2 million revolving note issued by AirNet pursuant to the Security Agreement is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this report with respect to the issuance of the minimum borrowing note, the revolving note and the warrants is also responsive to Item 3.02 of this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Security Agreement dated November 8, 2005 between Registrant and Laurus

10.2	Minimum Borrowing Note dated November 8, 2005 issued by Registrant to Laurus

10.3	Revolving Note dated November 8, 2005 issued by Registrant to Laurus

10.4	Waiver Letter dated November 8, 2005 from Laurus to Registrant

10.5	Common Stock Purchase Warrant dated November 8, 2005 issued to Laurus

10.6	Registration Rights Agreement dated November 8, 2005 between Registrant and Laurus

10.7	Subordination Agreement dated November 8, 2005 among Laurus, TECORE and SCP

10.8	Amendment dated November 8, 2005, to Securities Purchase Agreement dated June 5, 2003 among Registrant, TECORE and SCP

10.9	Common Stock Purchase Warrant dated November 8, 2005 issued to SCP

99.1	Press Release dated November 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET COMMUNICATIONS CORPORATION
Registrant

By:	/s/ Stuart P. Dawley, Esq.
Stuart P. Dawley, Esq.
Vice President, General Counsel and Secretary

Dated: November 9, 2005

Exhibit Index

Exhibit No.	Description
10.1	Security Agreement dated November 8, 2005 between Registrant and Laurus

10.2	Minimum Borrowing Note dated November 8, 2005 issued by Registrant to Laurus

10.3	Revolving Note dated November 8, 2005 issued by Registrant to Laurus

10.4	Waiver Letter dated November 8, 2005 from Laurus to Registrant

10.5	Common Stock Purchase Warrant dated November 8, 2005 issued to Laurus

10.6	Registration Rights Agreement dated November 8, 2005 between Registrant and Laurus

10.7	Subordination Agreement dated November 8, 2005 among Laurus, TECORE and SCP

10.8	Amendment dated November 8, 2005, to Securities Purchase Agreement dated June 5, 2003 among Registrant, TECORE and SCP

10.9	Common Stock Purchase Warrant dated November 8, 2005 issued to SCP

99.1	Press Release dated November 8, 2005